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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-3 (Clarity shares) of our report dated August 4, 1998 relating to the financial statements, which are incorporated by reference in Cisco Systems, Inc. annual Report on Form 10-K for the year ended July 25, 1998. We also consent to the incorporation by reference of our report dated August 4, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts."




                                         PricewaterhouseCoopers LLP

San Jose, California
July 26, 1999